Law Offices
                          McAfee & Taft
                    A Professional Corporation
                Tenth Floor, Two Leadership Square
                        211 North Robinson
                Oklahoma City, Oklahoma 73102-7101
                          (405) 235-9621
                        Fax (405) 235-0439

                        November 24, 1998




American Fidelity Assurance Company
2000 N. Classen Boulevard
Oklahoma City, Oklahoma 73106

                           Re:  Post-Effective Amendment No. 43
                                to Form N-4 Registration
                                Statement (Nos. 2-30771 and
                                811-01764)

Ladies and Gentlemen:

          You have requested that we advise you with respect to the legality of the securities (the "Securities") being regis-tered under the above-referenced registration statement post-effective amendment on Form N-4 (the "Registration Statement") of American Fidelity Separate Account A (the "Registrant") to be filed with the Securities and Exchange Commission.

          In rendering the opinion expressed below, we have reviewed the Registration Statement, the form of variable annuity contract described in the Registration Statement and filed as
Exhibit 4.1 therein (the "Variable Annuity Contract"), and we have conducted such investigation, examined such other documents and considered such questions of law as we deemed appropriate in order to render this opinion. This opinion is limited to the laws of the State of Oklahoma and the United States.

          Based upon the foregoing, it is our opinion that the Securities, when issued in accordance with the terms of the Variable Annuity Contract and the Registration Statement, will be legally issued and will represent binding obligations of American Fidelity Assurance Company.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement.

                                Very truly yours,


                                McAFEE & TAFT A PROFESSIONAL
                                CORPORATION


                                McAfee & Taft A Professional
                                Corporation